EXHIBIT 10.1

MASTER FACTORING AGREEMENT

THIS AGREEMENT is made this 13 day of August, 2013.

BETWEEN:

METHES ENERGIES CANADA INC., a corporation

(hereinafter called “Client”)

- and -

BRIDGINGFACTOR INC.

(hereinafter called “BFI”)

RECITALS:

A.
Client has requested BFI to provide a factoring facility more particularly described in this Agreement under which Client shall offer to BFI, and BFI may purchase from Client, accounts receivable of the Client.

B.	BFI has agreed to provide the Client with such factoring facility, upon and subject to the terms and conditions herein set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

1. DEFINITIONS

1.1 Capitalized terms, whenever used in this Agreement or in any Schedule referred to herein or attached hereto, and not otherwise defined herein or therein, shall have the following meanings:

“Acceptance” has the meaning ascribed to it in Section 3.4;

“Account” means an account, contract right or any other right to payment arising in the ordinary course of business for goods sold or leased and delivered, or for service(s) rendered;

“Account Debtor” means a Customer who is obligated to pay an Account;

“Account Records” has the meaning given to it in Section 3.5;

“Agreement”, “this Agreement”, “herein”, “hereof”, “hereunder” or other like words means this Agreement together with the schedules and addenda attached hereto and any other agreement supplementary or ancillary hereto, as amended from time to time;

“Approved Account” means:

(a)	an Account that is of good quality, fully earned and undisputed with a creditworthy Account Debtor as determined by BFI in its sole discretion;

(b)	all steps required to ensure that the Account is then assignable have been duly completed;

(c)
all persons holding any security or other interests in the Account have released their respective interests therein (or arrangements that are satisfactory to BFI have been made to discharge or terminate such interests); and

(d)	an acount that is satisfactory to BFI in its sole discretion from time to time.

“Assigned Account” has the meaning ascribed to it in Section 3.5;

“Business Day” means a day other than a Saturday, Sunday or any other day on which banks are authorized or obligated to close under the laws of Canada or the laws of the Province of Ontario;

“Corresponding Rights” has the meaning ascribed thereto in Section 3.5;

“Credit Impairment”, in relation to a Person, means that such Person’s ability to pay any amounts owing, or to become owing in the future, to BFI has been, or threatens to be, impaired, worsened or diminished;

“Credit Problem” means, in the sole and absolute opinion of BFI, Customer is unable to pay its debts because of its bankruptcy, insolvency or bona fide inability to pay;

“Customer” means a customer of Client;

“Event of Default” has the meaning ascribed thereto in Section 12.1;

“Factoring Facility” has the meaning ascribed thereto in Section 2.1

“Gross Face Value” has the meaning ascribed thereto in Sections 4.1 and 4.2;

“Invoice” has the meaning ascribed thereto in Schedule A, as applicable;

“Monitor” has the meaning ascribed thereto in Section 12.2(i);

“Obligations” means all the obligations, indebtedness and liabilities of the Client to BFI under or arising out of or relating to this Agreement or any other agreement, both present and future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred or arising including, without limitation, repurchase and indemnity obligations and obligations for costs and expenses under this Agreement.

“Offer” has the meaning ascribed thereto in Section 3.1;

“Offer Period” has the meaning ascribed thereto in Section 3.3;

“Permitted Encumbrances” means:

(i)
liens for taxes, assessments or governmental charges incurred in the ordinary course of business that are not yet due and payable or the validity of which is being actively and diligently contested in good faith by Client or in respect of which Client has established on its books reserves considered by it and its auditors to be adequate therefor;

(ii)
construction, mechanics’, carriers’, warehousemen’s and materialmen’s liens and liens in respect of vacation pay, workers’ compensation, unemployment insurance or similar statutory obligations, provided the obligations secured by such liens are not yet due and payable and, in the case of construction liens, which have not yet been filed or for which Client has not received written notice of a lien;

(iii)	deposits to secure public or statutory obligations or in connection with any matter giving rise to a lien described in (ii) above;

(iv)	any liens, security interests, encumbrances or other charges in favour of BFI;

(v)	purchase money security interests, as defined in the PPSA with the prior written consent of BFI not to be unreasonably withheld or delayed;

(vi)
any lien, other than a construction lien, payment of which has been provided for by deposit with a bank of an amount in cash, or the obtaining of a surety bond or letter of credit satisfactory to BFI, sufficient in either case to pay or discharge such lien or upon other terms satisfactory to BFI;

(vii)	any other lien which BFI approves in writing as a Permitted Encumbrance; and

(viii)
any liens, security interests, encumbrances or other charges in favour of 1730636 Ontario Limited provided such liens, security interests, encumbrances or other charges do not extend to Client’s inventory or accounts receivable.

“Person” includes an individual, corporation, partnership, trust, unincorporated association or any government, Crown corporation or governmental agency or authority, or any combination of the above;

“PPSA” means the Personal Property Security Act (Ontario) and all regulations made pursuant thereto;

“Priority Claims” shall mean, at any time, any liability of Client that ranks or could or would rank, in right of payment in any circumstances, equal to or in priority to any liability of Client to BFI hereunder or under any other agreements with the BFI, and may include unpaid wages, salaries and commissions, pension plan contributions, health and benefit plan payments, unremitted source deductions, vacation pay and unremitted source deductions in respect of vacation pay, arrears of rent, unpaid taxes (including without limitation goods and services taxes, harmonized sales tax and provincial sales taxes), amounts owed in respect of worker’s compensation, amounts owed to unpaid vendors who have a right of repossession, payments owing to prior ranking secured creditors (if any), and amounts owing to creditors which may claim priority by statute or under a purchase money lien.

“Purchase Orders” has the meaning ascribed thereto in Schedule A;

“Purchase Price” has the meaning ascribed thereto in Section 4.1;

“Reserve” has the meaning ascribed thereto in Section 4.7;

“Security Documents” means, collectively, any agreements, instruments and documents delivered from time to time (both before and after the date of this Agreement) to BFI by Client and/or any of its subsidiaries and/or affiliates, or by the principals or shareholders of the Client and/or any of its subsidiaries or affiliates, for the purpose of establishing, perfecting, preserving or protecting the interest of BFI in the Assigned Accounts purchased by BFI and Corresponding Rights and the performance and payment of all Obligations hereunder, including, without limitation, guarantees, debentures, general security agreements, general assignments of receivables and share pledge agreements.

2. FACTORING FACILITY

2.1 BFI hereby establishes in favour of Client, upon and subject to the terms and conditions contained in this Agreement, a factoring facility under which Client shall offer and sell to BFI, and BFI may accept and purchase from Client in BFI’s sole and absolute discretion, Accounts subject to the terms and conditions herein (the “Factoring Facility”).

2.2 The performance by BFI of its obligations under this Agreement is, in addition to any other terms and conditions contained in this Agreement, subject to satisfaction of the following condition, which is included herein for the sole benefit of BFI and which may be waived in whole or in part by BFI in its sole and absolute discretion:

BFI shall have received the following in form and substance satisfactory to it:

(a)
copies of the charter documents, by-laws, shareholders agreement, if any, and resolution of the board of directors of Client authorizing the transactions herein contemplated certified to be true and complete by an officer of Client;

(b)	a certificate of incumbency of Client, together with specimen signatures of the signatories of Client;

(c)	certificates of good standing issued by appropriate government officials of the jurisdiction of incorporation of Client;

(d)	such Security Documents as BFI may have requested pursuant to Section 7.1; and

(e)	such other certificates and documentation as BFI may request in a form satisfactory to BFI or BFI’s legal counsel.

3. PURCHASE AND SALE OF ACCOUNTS RECEIVABLE

3.1 From time to time, provided no Event of Default has occurred, Client shall offer to sell to BFI Accounts. Each offer (“Offer”) shall be in writing substantially in the form of the OFFER TO SELL ACCOUNTS attached as Schedule “SCHEDULE “A” and shall specifically identify in the SCHEDULE OF ACCOUNTS thereof each Account that is being offered for sale (an “Offered Account”).

3.2 Each Offer shall be subject to the terms and conditions of this Agreement and shall remain open for BFI’s acceptance in accordance with Section 3.3 for a period of five Business Days from the date of receipt by BFI of the Offer or such further period of time as BFI may agree in writing (the “Offer Period”). Once an Offer has been made, it shall be irrevocable by Client during the Offer Period. If BFI does not accept an Offer within the Offer Period, BFI shall be deemed to have declined to accept the Offer.

3.3 BFI may accept an Offer by signing the Offer and:

(a)
dispatching a copy of the signed Offer to Client by mail or courier, accompanied by a cheque payable to Client in the amount of (i) the aggregate of the amounts of the Purchase Price for each Offered Account less the Reserve withheld by BFI from the Purchase Price in accordance Section 4.7, less (ii) any deductions pursuant to Section 4.6 (the “Acceptance Payment”);

(b)	dispatching (i) a copy of the signed offer to Client by facsimile transmission and (ii) a cheque payable to the Client in the amount of the Acceptance Payment by mail or courier

If requested in writing by Client, BFI may pay the Acceptance Payment by wire transfer to Client’s account with the bank indicated on the attached Schedule “B” and the wire transfer shall satisfy the requirement in (a) or (b) above, as applicable, to dispatch a cheque in the amount of the Acceptance Payment.

3.4 BFI’s acceptance of an Offer (“Acceptance”):

(a)	if pursuant to Section 3.3(a), shall be effective upon:

(i)	deposit of the signed Offer and cheque in the mail or pickup by, or delivery to, a courier of the signed Offer and the cheque; or

(ii)	if the Acceptance Payment is paid by wire transfer, deposit of the signed Offer in the mail or pickup by, or delivery to, a courier of the signed Offer and initiation of the wire transfer; and

(b)	if to Section 3.3(b), shall be effective upon:

(i)	facsimile transmission of the signed Offer and deposit of the cheque in the mail or pickup by, or delivery to, a courier of the cheque; or

(ii)	if the Acquisition Payment is paid by wire transfer, fascimile transmission of the signed Offer and initiation of the wire transfer.

3.5 The Acceptance by BFI of an Offer, without the necessity of any further action, shall be effective to automatically assign and transfer to and vest in BFI absolutely (not by way of security), effective as of the time of Acceptance, all of Client’s right, title and interest in and to each Offered Account (each an “Assigned Account”), together with (i) full power to collect, sue for, compromise, assign, in whole or in part, or in any other manner enforce collection thereof in the name of BFI or otherwise, (ii) any notes or drafts related thereto, (iii) Client’s rights under or in relation to the Invoice, Purchase Order or other contract or instrument under which such Assigned Account arose, (iv) Client’s books and records relating thereto, whether written or recorded electronically on computer-readable discs or any other digital or machine readable form or medium (“Account Records”), (v) any returned, rejected or repossessed goods giving rise to such Assigned Account, (vi) Client’s rights as an unpaid vendor or lienor, (vii) all rights of stoppage in transit, replevin, repossession and reclamation, (viii) all deposits and security therefor and guarantees thereof, (ix) all rights to insurance proceeds resulting therefrom, and (x) all payments or other proceeds of the foregoing in any form (collectively, the “Corresponding Rights”). Nothing contained in this Agreement or any assignment, transfer or other document shall be deemed to constitute an assumption by BFI of any liability with respect to, or impose any duty or obligation upon BFI in favour of, any Account Debtor or any other third party in connection with any Assigned Account.

3.6 Upon BFI’s Acceptance of an Offer, Client will deliver to BFI (i) copies of all documents evidencing or relating to the Assigned Accounts purchased by BFI pursuant to the Offer, to the extent not previously delivered to BFI, and (ii) such other documentation as BFI may require, in form satisfactory to BFI in all respects. Client will maintain all shipping documents, delivery receipts and invoices relating to such Assigned Accounts to the extent not delivered to BFI, available for inspection and copying by BFI, and Client will deliver them to BFI promptly upon its request.

3.7 BFI is not obligated to buy any Account from Client and shall have no liability to Client or any Account Debtor as a result of its failure or refusal to purchase an Account.

3.8 Client hereby irrevocably appoints BFI as its attorney to execute (including the power to execute under Client’s seal) and deliver in Client’s name all assignments, transfers, conveyances, instruments, deeds and other documents that BFI may consider necessary or advisable in order to confirm and perfect BFI’s title in any Assigned Account and/or in any Corresponding Rights including any security provided by any Account Debtor in respect of any Assigned Account, and may supply any endorsement to any bill, note, cheque or other instrument relating to an Assigned Account in order to obtain payment therefor, and the power of attorney granted hereby shall be deemed to be coupled with an interest.

3.9 If, for any reason whatsoever, the assignment, transfer and vesting by or pursuant to Section 3.5 is not fully and properly effected, until such time as Client’s right, title and interest in an Assigned Account and all Corresponding Rights are effectively vested in BFI, Client shall hold such Assigned Account and Corresponding Rights, and all benefit thereof and therefrom, in trust for BFI.

4. PRICING AND PAYMENT AND RESERVE

4.1 The purchase price for each Assigned Account (the “Purchase Price”) shall be an amount equal to (i) the outstanding amount remaining to be paid on the Invoice rendered in respect of such Assigned Account, including taxes but net of penalties, duties, delivery charges or any other similar charges or amounts (the “Gross Face Value”), less (ii) the amount specified in Schedule “B” as the “Purchase Discount”.

4.2 In determining the Gross Face Value of an Assigned Account, the outstanding amount remaining to be paid on the Invoice shall be reduced by an amount equal to all discounts available to the Account Debtor by virtue of such Account Debtor paying such Assigned Account in full prior to the latest date on which such Account Debtor is entitled to pay such Assigned Account before it falls into arrears.

4.3 If BFI receives any payment in respect of an Assigned Account which exceeds the monthly or periodic instalment payment on such Assigned Account (the excess portion being referred to hereinafter as a “Periodic Overpayment”) or which exceeds the Gross Face Value for such Assigned Account (the excess portion being referred to hereinafter as a “Matured Debt Overpayment”), such Periodic Overpayment or Matured Debt Overpayment, as applicable, shall be placed by BFI in any BFI account, including, but not restricted to, a reserve account. All such amounts held by BFI may be applied by BFI against charge-backs or any other Obligations of Client to BFI known or anticipated. Subject to Section 4.4, no such amount held by BFI shall be paid to Client until any and all of such Obligations are fully paid and/or satisfied.

4.4 Provided Client has not failed to pay any Obligations of Client to BFI which are then due and owing and subject to any application of any Periodic Overpayment and/or Matured Debt Overpayment by BFI against charge-backs or any other Obligations of Client to BFI known or anticipated, BFI shall pay to Client the Periodic Overpayment and/or Matured Debt Overpayment on an Assigned Account after BFI has received full payment in respect of such Assigned Account. Such payments shall be made within three Business Days immediately following payment in full of such Assigned Account, unless otherwise agreed to in writing by BFI. Notwithstanding the foregoing, if, in BFI’s sole and absolute opinion, there is an adverse change in the financial condition of Client or the Account Debtor obligated to pay the Assigned Account in respect of which the Periodic Overpayment and/or Matured Debt Overpayment was made, or a Credit Impairment has occurred in relation to Client or such Account Debtor, BFI shall not be obligated to pay to Client any amount constituting a Periodic Overpayment or a Matured Debt Overpayment until, in BFI’s sole and absolute opinion, the financial condition of Client is satisfactory or the Credit Impairment no longer exists.

4.5 The outstanding amount of Assigned Accounts purchased by BFI from Client and not yet paid by the Account Debtors obligated to pay such Assigned Accounts shall not exceed, in aggregate, at any time the amount specified in Schedule “B” as the “Purchase Limit”.

4.6 BFI shall be entitled to deduct from the Purchase Price for an Assigned Account any and all amounts then owing to BFI or deductible by BFI pursuant to this Agreement or any other agreement between BFI and Client and its standard wire transfer fee for all wire transfers and same-day or overnight courier service charges if Client requests that payment be delivered to it in such manner.

4.7 BFI shall also withhold, and reserve in a reserve account, from the Purchase Price for each Assigned Account an amount equal to the percentage specified in Schedule “B” as the “Reserve Holdback”, of the Gross Face Value of such Assigned Account (a “Reserve”). All amounts held in said reserve account may be applied by BFI against charge-backs or any Obligations of Client to BFI known or anticipated and, subject to the following paragraph, no amount held in said reserve account shall be paid to Client until any and all of such Obligations have been fully paid and/or satisfied. Provided Client has not failed to pay any outstanding Obligations then due and owing to BFI, BFI shall pay to Client, from the reserve account, the Reserve for each Assigned Account after BFI has received full payment in respect of such Assigned Account. Such payments shall be made within three Business Days immediately following payment in full of such Assigned Account, unless otherwise agreed to in writing by BFI. Notwithstanding the foregoing, if, in BFI’s sole and absolute opinion, there is an adverse change in the financial condition of Client or of the Account Debtor obligated to pay the Assigned Account in respect of which the Reserve was made, or a Credit Impairment occurs in relation to Client or such Account Debtor, BFI shall not be obligated to pay to Client any amount from the reserve account until, in BFI’s sole and absolute opinon the financial condition of the Client is satisfactory or the Credit Impairment no longer exists.

5. REPRESENTATIONS AND WARRANTIES OF CLIENT

5.1 As an inducement for BFI to enter into this Agreement, and with full knowledge that the truth and accuracy of the representations and warranties in this Agreement are being relied upon by BFI in purchasing Accounts hereunder, Client represents and warrants that as at the date of this Agreement and as at the time of Acceptance by BFI of each Offer it may accept:

(a)
Client is a corporation validly existing in good standing under the laws of the jurisdiction of its incorporation with adequate corporate power to enter into and perform its obligations under this Agreement and applicable schedules and addenda and each Offer made by it;

(b)
this Agreement and applicable schedules and addenda executed by Client have been duly authorized, executed and delivered by Client and constitute valid, legal and binding agreements, enforceable in accordance with their terms and each Offer executed by Client will be duly authorized, executed and delivered by Client and, when accepted by BFI in accordance with this Agreement, will constitute a valid, legal and binding agreement, enforceable against Client in accordance with its terms;

(c)
to Client’s knowledge, no approval, consent or withholding of objection is required from any governmental authority with respect to the entering into and performance by Client of this Agreement and any applicable schedules and addenda to be executed by Client and any Offers made by the Client, or if any such approval is required, it has been obtained;

(d)
the entering into and performance of this Agreement and any applicable schedules and addenda and the making of an Offer does not violate any judgment, order, law or regulation applicable to Client or any provision of Client’s Articles of Incorporation or By-laws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any of Client’s assets or any of the Assigned Accounts pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Client is a party or by which Client or Client’s assets may be bound;

(e)
Client is duly qualified to carry on business in the Province of Ontario and all other jurisdiction(s) where it carries on business. Client is properly licensed and authorized to operate the business as it is presently operated and Client’s trade name(s) has been properly filed and published as required by applicable law. Client has fulfilled all local, provincial or federal requirements of law in properly registering itself to do business at all addresses where its business is located;

(f)	no Event of Default has occurred;

(g)
Client has made timely payment and/or local deposits of required taxes, including employee income tax withholdings, to Canada Revenue Agency as well as to any other federal, provincial and/or local tax authority as they become due;

(h)
all financial records, statements, books or other documents shown to BFI by Client at any time, either before or after the signing of this Agreement, are true, complete and accurate and represent the true financial condition of Client; and

(i)	with respect to Account Debtors obligated to pay Assigned Accounts and Assigned Accounts:

(i)
Client is, at the time of Acceptance by BFI, the sole legal and beneficial owner of, and has undisputed title to, the Assigned Accounts and all Corresponding Rights purchased by BFI free and clear of all mortgages, liens, charges, security interests, encumbrances and adverse claims of every nature and kind whatsoever;

(ii)	each Assigned Account offered for sale to BFI and accepted and purchased by BFI is an Approved Account;

(iii)
to the best of Client’s information, knowledge and belief, no Account Debtor obligated to pay an Assigned Account has committed an act of bankruptcy or is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada);

(iv)
Client has not received any notice, either verbal or written, of a Credit Impairment and/or Credit Problem concerning any of its Account Debtors obligated to pay any of the Assigned Accounts, which Credit Impairment and/or Credit Problem has not been previously disclosed in writing to BFI;

(v)	each Account Debtor obligated to pay an Assigned Account is indebted to Client for the Gross Face Value of such Assigned Account set out in the Offer for the sale of such Assigned Account to BFI;

(vi)
the Invoice, Purchase Order or other contract or instrument provided to BFI as evidencing the agreement between Client and its Account Debtor under which an Assigned Account arose sets forth and constitutes the entire agreement between Client and such Account Debtor with respect to the subject matter thereof, there being no other written or oral understandings or representations;

(vii)	at the time of Acceptance by BFI, there has been no prepayment of payments or other monies payable under any Assigned Account except as expressly disclosed in writing to BFI;

(viii)
all covenants, conditions and obligations of Client and each Account Debtor obligated to pay an Assigned Account, including, without limitation, all conditions precedent to the obligation of the Account Debtor to make the payments under such Assigned Account, have been performed and fulfilled by Client;

(ix)
at the time of Acceptance, each Account Debtor obligated to pay an Assigned Account has performed and fulfilled all covenants, conditions and obligations in respect of such Assigned Account and the Account Debtor has agreed to continue to perform and fulfill such covenants, conditions and obligations and has further agreed that its obligation to make all payments in respect of such Assigned Account shall be absolute and unconditional under all circumstances and shall not be affected by any right of set-off, counterclaim or defence such Account Debtor may have against Client, BFI or any other Person for any reason whatsoever;

(x)
each Invoice, Purchase Order or other contract or instrument provided to BFI as evidencing the agreement between Client and the Account Debtor under which an Assigned Account arose is in full force and effect and has not been amended, changed or modified and shall not be amended, changed or modified without the prior written consent of BFI;

(xi)
the goods or services referenced in each Invoice, Purchase Order or other contract or instrument provided to BFI as evidencing the agreement between Client and its Account Debtor under which an Assigned Account arose have been duly delivered or rendered to such Account Debtor at the location specified in such Invoice, Purchase Order, contract or instrument and the Account Debtor has duly inspected such goods or services, found the same to be in good order, in full accordance with all of its specifications and requirements, and has accepted such goods or services for all purposes of its agreement with Client;

(xii)
the goods or services referenced in each Invoice, Purchase Order or other contract or instrument provided to BFI as evidencing the agreement between Client and its Account Debtor under which such Assigned Account arose are presently located or were effected at the address specified on Schedule “B” as the “Location of Goods or Services”;

(xiii)
each Account Debtor obligated to pay an Assigned Account has agreed that neither the Invoice, Purchase Order or other contract or instrument provided to BFI as evidencing the agreement between Client and such Account Debtor under which such Assigned Account arose nor the transfer or assignment by Client of such Assigned Account or its rights under such Invoice, Purchase Order, contract or instrument shall make BFI liable to perform or fulfill any covenants, conditions or obligations of Client under such Invoice, Purchase Order, contract or instrument, all of which shall remain the responsibility of Client, and that the Account Debtor’s sole remedy for breach of such covenants, conditions or obligations shall be against Client;

(xiv)
each Account Debtor obligated to pay an Assigned Account has agreed not to assert against BFI any claim, set-off, counterclaim or defence such Account Debtor has, or may have, against Client, BFI or any other Person for any reason whatsoever;

(xv)
each Assigned Account offered for sale to BFI is an accurate and undisputed statement of indebtedness by the Account Debtor obligated to pay such Assigned Account to Client as a result of a bona fide and absolute sale of goods to such Account Debtor (which goods were delivered and accepted by such Account Debtor) or performance of service by Client to such Account Debtor (which services were accepted by such Account Debtor), and such goods were not provided to its Account Debtor on consignment, or on an approval or hold basis, or by way of guaranteed contract or subject to any other contingency and is for a certain sum which is due and payable in 30 days or less, or within such time as is agreed to, in writing by BFI and Client;

(xvi)	Client does not own, control or exercise dominion over, in any way whatsoever, the business of any Account Debtor obligated to pay an Assigned Account; and

(xvii)
Client has not transferred, assigned, pledged or granted a security interest in its Accounts or other personal property to any other party which Client has not fully disclosed in writing to BFI prior to the date of this Agreement.

6. COVENANTS OF CLIENT

6.1 In addition to any other covenants made by Client in favour of BFI hereunder, Client hereby covenants with BFI that so long as any Assigned Account purchased by BFI or any Obligations remain unperformed or unpaid:

(a)
it shall promptly notify BFI of any attachment, seizure or any other legal process levied upon or against Client and any information with respect to any Account Debtor obligated to pay any Assigned Account, which indicates a Credit Impairment and/or Credit Problem, including, without restricting the foregoing, any attachment, seizure or any other legal process levied upon or against such Account Debtor;

(b)	it shall immediately upon the sale of any Assigned Account to BFI, make proper entries on its books and records reflecting the absolute sale (not by way of security) of such Assigned Account to BFI;

(c)	it shall provide to BFI such waivers, subordinations, postponements or releases from third parties as may be requested by BFI;

(d)
it shall continue to make timely payment and/or local deposits of required taxes, including employee income tax withholdings, to Canada Revenue Agency as well as to any other federal, provincial and/or local tax authority as they become due;

(e)	it shall furnish, upon request by BFI, satisfactory proof of payment of any or all taxes required by law to be paid by Client;

(f)
it shall maintain such insurance covering Client’s business and assets, and in such amounts, as may be satisfactory to BFI in its sole discretion and shall arrange for BFI to be named as loss payee and additional named insured on such insurance policies;

(g)
BFI shall, at any and all reasonable times during business hours have the irrevocable right to inspect, copy and use any and all Account Records and any and all other records, whether in writing or electronically recorded, pertaining to the Assigned Accounts purchased by BFI and as to any other matters relevant to the obligations of Client and rights of BFI hereunder and to make copies of all such records and enter into and upon the lands or premises where Account Records may be located for the purpose of inspecting the same, subject to Client’s work schedules and reasonable security procedures;

(h)
it shall, at its expense, protect and defend BFI’s title to all Assigned Accounts and Corresponding Rights purchased by BFI against all Persons claiming against or through or under Client and shall, at all times, keep Client’s assets free and clear from any legal process, pledges, commercial pledges, privileges, floating or fixed charges, judgments, distress or any analogous process, statutory liens or trusts, liens or encumbrances whatsoever (except Permitted Encumbrances, including any placed thereon by BFI or agreed to in writing by BFI) and shall give BFI immediate written notice thereof and shall indemnify and hold BFI harmless from and against any loss caused thereby. Client further agrees that it shall keep all Assigned Accounts and Corresponding Rights purchased by BFI free and clear of any and all liens, charges, and encumbrances which may be levied against or imposed upon such Assigned Accounts and Corresponding Rights as a result of the failure of Client for any reason to perform or observe any of the covenants and agreements required to be performed or observed by Client hereunder;

(i)
it shall provide written notice to BFI within 48 hours of Client obtaining knowledge from any source, of the filing, recording or perfection by any means, of a non-consensual lien, claim or encumbrance against any property of Client;

(j)
it shall notify BFI in writing 30 days prior to any change in the location of Client’s place(s) of business or if Client has or intends to acquire any additional place(s) of business, or prior to any change in the location of Client’s chief executive office and/or the office or offices where the Account Records and Client’s books and records concerning Assigned Accounts and Corresponding Rights purchased by BFI are kept;

(k)	it shall:

(i)
set up and maintain accounting systems and books of account in accordance with generally accepted accounting principles and practices and, at any time upon request by BFI, furnish all such information concerning Client’s affairs and business as BFI may reasonably require;

(ii)
as soon as is practicable and in any event within 15 days after the end of each month, deliver to BFI the interim unaudited financial statements of Client and of each subsidiary and affiliate of Client, including in each case a balance sheet, statement of profit and loss and a statement of changes in financial position, together with comparative figures for the corresponding month in the previous fiscal year;

(iii)
as soon as practicable and in any event within 90 days after the end of each fiscal year, deliver to BFI financial statements in a form satisfactory to BFI prepared by a firm of chartered accountants acceptable to BFI, which report shall review Client’s annual financial statements and each subsidiary and affiliate of Client;

(iv)
as soon as practicable and in any event within 5 days after the end of each calendar month, deliver to BFI an aged list by Account Debtor of Client’s and each of Client’s subsidiaries’ and affiliates’ accounts receivable; and

(l)	if an Event of Default has occurred and a Monitor has been appointed,

(i)	disclose to the Monitor any information which it may have concerning Client and its subsidiaries and affiliates and its business affairs;

(ii)
provide to the Monitor full access to Client’s and its subsidiaries’ and affiliates’ business operations, or assets, books and records during normal working hours and instruct its bankers, accountants and other advisors and officers of any such company to release any and all information required; and

(iii)	pay for the reasonable fees and disbursements of the Monitor.

6.2 In addition to any other covenants made by Client in favour of BFI hereunder, Client hereby covenants and agrees with BFI that, so long as any Assigned Account remains outstanding or any Obligations remain unperformed or unpaid, it shall not, without the prior written consent of BFI:

(a)	pledge the credit of BFI, directly or indirectly, to any Person for any purpose whatsoever;

(b)	guarantee, indemnify or provide financial assistance to, directly or indirectly, any Person for any purpose whatsoever;

(c)	under any circumstances or in any manner whatsoever, interfere with any of BFI’s rights under this Agreement;

(d)	for the term of this Agreement and for as long as any Obligations whatsoever remain unperformed or unpaid, factor or sell Accounts to any Person other than BFI;

(e)
change or modify or agree to change or modify the terms of any Invoice, Purchase Order or other contract or instrument under which any Assigned Account purchased by BFI arose unless BFI first consents to such change or modification in writing;

(f)
save for Permitted Encumbrances, as applicable, pledge or grant a security interest to any other party in its Accounts, Corresponding Rights or property for the term of this Agreement and for as long as it is indebted to BFI hereunder;

(g)	sell, lease, transfer or otherwise dispose of all or substantially all of its property or assets, or consolidate with or merge into or with any corporation or entity;

(h)
Client shall not pledge assets, save for Permitted Encumbrances, as applicable, acquire or merge with any other companies or entities, change its capital structure and/or its shareholder(s) without BFI's prior written consent, which will not be unreasonably withheld;

(i)	Client shall obtain BFI's prior written consent before permitting any shareholder(s) to sell or transfer their shares or before any change in effective voting control (by contractual or other means);

(j)
Client shall not be entitled to pay any dividends, effect any share retractions/redemptions/repurchases or make any other distributions to its shareholders or pay any management bonuses, without BFI's prior written consent which will not be unreasonably held;

(k)	Client may not make loans to or investments in or give guarantees on behalf of any other persons whatsoever;

(l)	Client shall pay when due all Priority Claims, all salaries and employee remunerations and other related payments;

(m)
Client shall utilize the services of an independent outside payroll service provider (acceptable to BFI) in order to process and pay all of the Client’s payrolls and in order to remit to the appropriate taxation authorities all payroll source deductions in respect thereof.

(n)
Client shall provide to BFI such financial and other information as BFI may, from time to time, reasonably request including, but not limited to the following (to be delivered by the Client to BFI no later than the 15th day of each calendar month as at the end of the immediately preceding calendar month), namely:

(i)	monthly bank statements in respect of each bank account of the Client;

(ii)	monthly internally prepared financial statements in respect of the Client; and

(iii)
within 15 days of their respective due dates, the Client shall provide BFI with evidence (in form and substance satisfactory to BFI) that the Client has fully paid all amounts owing to any government or other person which constitute Priority Claims.

7. SECURITY

7.1 Intentionally Deleted.

7.2 Client shall execute such financing or renewal statements, affidavits or other documents for any registration or filing pursuant to any municipal, provincial, state or federal laws, orders or regulations necessary or desirable to protect it and BFI and its and BFI’s interest in any assets over which security has been granted by an Account Debtor to secure an Assigned Account, including, without limitation, registration under the PPSA or under similar legislation in any other Province of Canada or jurisdiction necessary to perfect and preserve any security interest created under any agreement between Client and such Account Debtor.

7.3 Client acknowledges and agrees that BFI shall be entitled to execute such financing or renewal statements, affidavits or other documents for any registration or filing pursuant to any municipal, provincial, state or federal laws, orders or regulations necessary or desirable to protect BFI’s interest in the Assigned Accounts and Corresponding Rights purchased by it or in any assets over which security has been granted to BFI hereunder and under Security Documents, including, without limitation, registration under the PPSA in the Province of Ontario or under similar legislation in any other province of Canada or jurisdiction necessary to perfect and preserve any security interest of BFI created under this Agreement and under Security Documents. If the signatures of both Client and BFI are required in connection with the filing or registration of any such security interest, Client shall fully cooperate with BFI in respect of such filing or registration.

7.4 Client hereby waives receipt of, and the right to receive, a copy of any registered statement or verification statement with respect to statements filed or registered by BFI under any federal, provincial and/or state personal property security acts and the Civil Code of Quebec. To the extent not prohibited by any law applicable to and governing this Agreement, Client hereby waives the benefit of all provisions of any law, statute or regulation which would in any manner affect BFI’s right and remedies hereunder.

8. NOTIFICATION AND COLLECTION OF ACCOUNTS

8.1 Client agrees that BFI shall have the right at all times (including, without limitation, prior to an Event of Default) to notify each Account Debtor obligated to pay an Assigned Account of the sale/assignment to BFI of such Assigned Account advising the Customer that all future payments are to be made only to BFI directly.

8.2 Client authorizes BFI to collect and receive payments directly from Account Debtors obligated to pay Assigned Accounts. If Client receives any payment on any Assigned Account, Client shall immediately remit such payment in the form received (with any necessary endorsement) directly to BFI. Until so remitted, Client will hold such payment in trust for BFI separate and apart from all of Client’s other funds.

9. RECOURSE

9.1 BFI may require Client to repurchase an Assigned Account (a “Recourse Account”) in the event that:

(a)	the Assigned Account is not paid by the Account Debtor obligated to pay it for any reason whatsoever on or before 90 days from its Invoice date for any reason whatsoever;

(b)	there exists any breach of any of Client’s warranties, representations, covenants or promises in this Agreement or the Offer with regard to the Assigned Account;

(c)	the Assigned Account is or becomes subject to an Account Debtor Dispute, regardless of its merits or validity;

(d)	the Account Debtor asserts a claim, counterclaim, right of set-off or cross-claim of any kind whatsoever against Client or BFI; or

(e)	BFI deems itself insecure with respect to the Assigned Account in light of material changes in the creditworthiness of the Account Debtor or otherwise.

9.2 Upon receipt of a written notice from BFI of a Recourse Account, identifying such Recourse account and specifying the name of the Account Debtor obligated to pay such Recourse Account and the amount remaining owing in respect of such Recourse Account, Client shall immediately repurchase such Recourse Account from BFI for a repurchase price equal to the aggregate of (i) the outstanding balance of such Recourse Account plus (ii) the interest payable under Section 9.4 plus (ii) all costs and expenses of BFI, including legal fees on a solicitor-client basis, incurred by BFI in connection with such repurchase and any documents to be prepared or delivered in connection with same (the “Repurchase Price”).

9.3 Without limiting BFI’s other remedies under this Agreement or applicable law, upon the occurrence of an Event of Default, Client shall immediately upon demand by BFI (whether written or oral) repurchase from BFI all outstanding Assigned Accounts (“Default Recourse Accounts”) for the aggregate of the amounts of the Repurchase Price for each outstanding Assigned Account calculated in accordance with Section 9.2 (“Default Repurchase Price”)

9.4 BFI shall be entitled to interest at a rate equal to the rate specified in Schedule “B” as “Interest Payable under Section 9.4”; such interest to be payable (i) in the case of a repurchase pursuant to Section 9.2, if the Recourse Account is in arrears, on the outstanding balance of the Recourse Account referenced in Section 9.2 from time to time from the day when such Recourse Account went into arrears until the day when payment of the Repurchase Price in full is made by Client and (ii) in the case of a repurchase pursuant to Section 9.3, on the aggregate outstanding balance of the Default Recourse Accounts from the day demand was made by BFI until the day when payment of the Default Repurchase Price is made.

9.5 BFI may deduct any amount payable by Client under Section 9.2 or 9.3 and Section 9.4, as applicable, from any amount payable to Client under this Agreement, and where such a deduction is made in relation to a Recourse Account or the Default Recourse Accounts, Client shall be deemed to have made a repayment in respect of the repurchase of such Recourse Account or the Default Recourse Accounts, as applicable.

9.6 Until such time as the Account Repurchase Price for a Recourse Account or the Aggregate Repurchase Price for the Default Recourse Accounts is paid or deemed to have been paid in full, such Recourse Account or the Default Recourse Accounts, as applicable, and all rights, title and interest therein and Corresponding Rights relating thereto shall remain vested in BFI.

9.7 Where Client has paid, or is deemed to have paid, in full the Repurchase Price with respect to a Recourse Account or the Default Repurchase Price for the Default Recourse Accounts, then,

(a)	any remittance received by BFI thereafter in respect of such Recourse Account or the Default Recourse Accounts, as applicable, shall be paid by BFI to Client; and

(b)
upon the request and at the expense of Client, BFI shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such further acts, assignments, transfers and assurances in law as Client may require in order to complete or perfect the re-assignment to Client of such Recourse Account or the Default Recourse Accounts, as applicable and all Corresponding Rights relating thereto.

10. DISPUTES WITH ACCOUNT DEBTORS

10.1 Client shall promptly notify BFI of any dispute between Client and an Account Debtor concerning an Assigned Account (an “Account Debtor Dispute”).

10.2 Client shall promptly issue credit notes for returned goods as accepted by Client from any Account Debtor obligated to pay an Assigned Account and provide BFI with a copy of any credit note issued by Client to an Account Debtor as soon as that credit note is issued. Title to returned goods giving rise to an Assigned Account shall remain vested in BFI and such returned goods shall be held by Client in trust for BFI until BFI has received payment in full of such Assigned Account and any Obligations of Client due and owing to BFI relating thereto. In addition, Section 10.3 shall apply mutatis mutandis to returned goods as if the returned goods were repossessed goods.

10.3 At BFI’s request and notwithstanding the purchase by BFI of an Assigned Account in respect of which there is an Account Debtor Dispute, Client shall exercise its rights as an unpaid vendor including Client’s right of repossession, if any, with respect to any Assigned Account. Title to repossessed goods recovered from an Account Debtor obligated to pay an Assigned Account in respect to which there are monies due and owing to BFI shall remain vested in BFI and such repossessed goods shall be held by Client in trust for BFI until BFI has received payment in full of such Assigned Account and any Obligations of Client due and owing to BFI relating thereto. At BFI’s request, Client shall use Client’s best efforts to sell such goods for BFI. Notwithstanding the repossession and sale of any goods by Client in accordance with this section, Client is not an employee or agent of BFI and, for greater clarity, Client and BFI are not partners or joint venturers with each other; and nothing in this section or elsewhere in this Agreement or done by Client or BFI pursuant to this Agreement shall be construed so as to make Client and BFI partners or joint venturers, to make Client an employee or agent of BFI or to impose any liability as partner, joint venturer, employer or employee or principal or agent on Client or BFI, as the case may be.

10.4 Client shall not institute legal or collection proceedings against any Account Debtor from whom monies are due and owing to BFI with respect to an Assigned Account without obtaining BFI’s prior written consent thereto.

10.5 BFI may commence legal or collection proceedings in respect of any unpaid Assigned Account against the Account Debtor obligated to pay such Assigned Account upon providing prior notice to Client. In cases of urgency, BFI may commence such proceedings in its discretion without providing notice to Client. Upon BFI advising Client of its intention to commence proceedings, Client may instruct BFI not to proceed accompanied by payment in full to BFI from Client of the total amount due and owing together with all interest accrued thereon and all costs and expenses of BFI, including legal fees on a solicitor-client basis, incurred by BFI in connection with such proceedings and any documents to be prepared or delivered in connection with same. BFI may take any action it deems appropriate to collect from any Account Debtor any Assigned Account.

10.6 Whether or not, under the terms of this Agreement or as a result of any breach of any term, condition, representation or warranty contained in this Agreement or any Offer made pursuant hereto, Client is responsible, in whole or in part, with respect to payment of any Assigned Account or any deficiency thereof, BFI, without consultation or notice to Client, may, but is not obligated to, settle or compromise any Account Debtor Dispute involving such Assigned Account. Such settlement or compromise shall not relieve Client of its responsibility for payment to BFI in full of any amount owing by it to BFI with respect to such Assigned Account.

10.7 Mistaken, incorrect and/or erroneous invoicing, submitted by Client to BFI may, at BFI’s discretion, be charged-back to Client.

10.8 BFI shall identify in writing all charge-backs when taken and provide to Client a written statement thereof.

11. POWER OF ATTORNEY

11.1 In order to carry out this Agreement, Client irrevocably appoints BFI or any Person designated by BFI, its attorney or agent with power, exercisable at any time and from time to time, to:

(a)	notify Account Debtors that Client’s Assigned Accounts have been assigned to BFI and that BFI is the owner of the Assigned Accounts;

(b)	direct Client’s Account Debtors to make payment of all Assigned Accounts directly to BFI and forward invoices directly to such Account Debtors;

(c)	strike out Client’s address on all invoices and other documents relating to Assigned Accounts and Corresponding Rights mailed to Account Debtors and put BFI’s address on such invoices and documents;

(d)	receive, open and dispose of all mail addressed to Client at BFI’s address;

(e)
endorse the name of Client on any bills, notes, cheques, documents of title, leases, security or other documents or instruments that may come into the possession of BFI in respect of Assigned Accounts or pursuant to default on any other documents relating to any of the Assigned Accounts or Corresponding Rights;

(f)
register, file or record in all jurisdictions any notice or financing statement in all offices where such registration, filing or recording is, in the sole and absolute opinion of BFI or BFI’s counsel, necessary or advisable to constitute, perfect and maintain BFI’s interest in Assigned Accounts and/or in any Corresponding Rights;

(g)	in Client’s name, or otherwise, demand, sue for, collect and give releases for any and all monies due or to become due on Assigned Accounts;

(h)	compromise, prosecute or defend any action, claim or proceeding as to Assigned Accounts; and

(i)	do any and all things necessary and proper to carry out the purpose intended by this Agreement and to protect BFI’s interest in the Assigned Accounts, and Corresponding Rights.

11.2 The power of attorney granted hereby shall be coupled with an interest.

11.3 BFI shall not be liable or responsible to Client in any way whatsoever for any claims, costs, losses, damages of any kind, including, but not limited to, liability for any fundamental breach of this Agreement and regardless of the form of action, loss or damage suffered by Client as a result of any actions taken or not taken by BFI pursuant to this Agreement, including any loss or damage arising by virtue of BFI collecting or attempting to collect any Accounts from Account Debtors and any special, indirect, incidental or consequential damages which Client may incur or experience on account of entering into or relying upon this Agreement or action taken or not taken by BFI pursuant to this Agreement.

12. DEFAULT AND REMEDIES

12.1 Any one of the following shall constitute an “Event of Default” hereunder:

(a)	Client shall become insolvent or commit an act of bankruptcy or make an assignment or bulk sale of its assets;

(b)	Client shall admit in writing or verbally its inability to pay its debts as they become due;

(c)
any proceedings are taken with respect to a compromise or arrangement with any one or more of Client’s creditors, or to have Client declared bankrupt or wound up, or to have a receiver or receiver and manager appointed with respect to Client or any of Client’s assets;

(d)	receipt by Client of a notice of intention under section 244 of the Bankruptcy and Insolvency Act (Canada);

(e)
Client is found to be insolvent or bankrupt by a court of competent jurisdiction or makes a proposal to its creditors under the Bankruptcy and Insolvency Act (Canada), seeks relief under the Companies' Creditors Arrangement Act (Canada), the Winding Up Act (Canada) or any other bankruptcy, insolvency or analogous law in Canada, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian or other person with similar powers over all or any substantial portion of its assets, files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditor's rights or consents to, or acquiesces in, the filing of such a petition or if a petition in bankruptcy is filed or presented against Client; or

(f)	any proceedings with respect to Client are commenced under the Companies' Creditors Arrangement Act (Canada).

(g)	Client terminates, discontinues or suspends the operation of its business as carried on at the date of this Agreement;

(h)
any Person takes possession of any property of Client by way of or in contemplation of enforcement of security, or a distress or execution or similar process is levied or enforced against any property of Client;

(i)	a default occurs under any of the Security Documents;

(j)	Client is in default of its obligations with any other creditor;

(k)	any change in the legal or beneficial ownership or control of Client occurs without BFI’s prior written consent;

(l)
any representation or warranty made by Client herein or in any document, financial statement or certificate furnished or to be furnished by Client in connection herewith or in any Offer shall prove to be incorrect;

(m)
in BFI’s sole and absolute opinion, there is a material adverse change in Client’s management, financial condition or business prospects or Client’s ability to pay any amounts owing to BFI has been, or threatens to be, impaired, worsened or diminished;

(n)	Client fails to pay or reimburse BFI, as the case may be, any monetary Obligations as and when the same shall become due;

(o)	Client fails to perform any of its Obligations as an when the same are required to be performed; or

(p)
any report, financial statements, list of accounts receivable, statement or other information furnished by or on behalf of Client to BFI under or pursuant to or in connection with this Agreement or any Offer shall be false, erroneous or misleading in any respect.

12.2 In addition to any other remedies available to BFI under this Agreement or any other agreements with Client or applicable law, upon and after the occurrence of an Event of Default, BFI may do any one or more of the following without notice or demand to Client, except as expressly required under this Agreement:

(a)	enforce against Client immediate payment of all of its Obligations to BFI;

(b)
require Client to assemble all deeds, documents, writings, papers, books of account, other books, electronic and magnetic records and other records evidencing, recording or appertaining to Assigned Accounts and Corresponding Rights and make them available to BFI at a place designated by BFI;

(c)	take control in any manner of any reclaimed, rejected, returned, replevied, stopped in transit or redeposited goods relating to any Assigned Account;

(d)	enter the premises of Client and take possession of the records pertaining to the Assigned Accounts and Corresponding Rights including, to the extent not in BFI’s possession, the Account Records;

(e)
enforce the Security Documents and exercise all or any of its rights under the Security Documents and the rights and remedies of a secured party under the PPSA or as a creditor under any other applicable law or at equity;

(f)	grant extensions, compromise claims and settle Assigned Accounts for less than face value, without prior notice to Client;

(g)	return any surplus realized to Client after the Assigned Accounts have been paid in full and all of the Obligations of Client have been fully performed and paid or otherwise satisfied;

(h)	if the Assigned Accounts are not paid in full or all of the Obligations of Client are not fully performed and paid or otherwise satisfied, hold Client liable for any deficiency;

(i)
require, by instrument in writing, that Client appoint, or institute proceedings in any court of competent jurisdiction for the appointment of, any Person (including BFI) or Persons as are acceptable to BFI to monitor the activities of Client generally and to verify compliance by Client of its obligations hereunder (a “Monitor”);

(j)
charge interest on any monetary Obligations outstanding at the highest rate permissible by law until such Obligations are paid in full, which interest shall become part of and added to the Obligations.

12.3 All rights, remedies and powers granted to BFI herein are cumulative and may be exercised concurrently or separately from time to time with such other rights as BFI may have. These rights afforded BFI shall be in addition to any rights or remedies provided for elsewhere in this Agreement or available in law or equity.

12.4 In the event of any default, BFI shall not be required or be under any obligation to marshal any assets in favour of Client or any guarantor or any other party.

13. INDEMNITY

13.1 Client shall indemnify and hold BFI harmless from any and all liability, obligations, claims, losses, damages, actions and suits, costs and expenses in any way relating to or resulting from this Agreement or any Offer made pursuant thereto, including, without limitation, counsel fees, costs of suit and interest which BFI may incur due to the failure of Client to perform any of its obligations under this Agreement and including, without limitation, the failure of Client to pay withholding taxes due and payable to any taxing authority. If Client fails to perform any of its obligations, BFI may, but shall not be obligated to, perform any of those obligations, and Client shall pay to BFI, immediately upon written demand, an amount equal to the expense incurred by BFI in performing those obligations.

13.2 Client shall indemnify and hold BFI harmless from and against any and all liability, obligations, losses, damages, costs and expenses including, without limitation, counsel fees, costs of suit and interest which BFI may incur in connection with any claim whatsoever by an Account Debtor against BFI or arising in any manner from BFI collecting or attempting to collect any monies in respect of any Assigned Account.

14. TERM AND TERMINATION

14.1 Subject to earlier termination as provided in Section 14.2, this Agreement shall commence on the date hereof and continue in full force and effect for the period specified in Schedule “B” as the “Term”.

14.2 After the expiration of the period specified in Schedule “B” as the “Minimum Term”, the Client may terminate this Agreement by written notice to BFI not less than 30 days prior to the effective date of termination stipulated in such notice. BFI may terminate this Agreement (i) at any time for its convenience by written notice to the Client not less than 30 days prior to the effective date of termination stipulated in such notice or (ii) immediately upon written or oral notice to the Client upon the occurrence of an Event of Default.

14.3 Notwithstanding the termination of this Agreement, the provisions of this Agreement shall continue in full force and effect with respect to the Assigned Accounts purchased by BFI prior to such termination and all of BFI’s rights and interests expressed or implied hereunder shall survive expiry of this Agreement and any termination and shall continue in full force and effect until all Assigned Accounts and all of the Client’s Obligations have been fully performed and paid.

14.4 Notwithstanding the provisions of this Section 14, Client agrees that BFI shall be entitled to earn, at a minimum, aggregate discounts specified in Schedule “B” (the “Minimum Discounts”) during the first 12 months following the signature of this Agreement. In the event that BFI does not earn the Minimum Discounts during such 12 month period, whether due to termination of this Agreement or otherwise, then, upon the earlier of:

(a)	the effective date of termination of this Agreement; and

(b)	the first anniversary of the signature of this Agreement, Client will pay to BFI a fee, equal to the Minimum Discounts minus the aggregate discounts earned by BFI up to and including such date.

15. GENERAL

15.1 Client and BFI hereby acknowledge and agree that each Schedule attached to this Agreement or referenced in this Agreement shall be read with and form part of this Agreement.

15.2 All provisions in this Agreement, or in any Schedule referred to herein or attached hereto, which refer to “goods”, shall be read mutatis mutandis so as to include any “services” provided by Client to Account Debtors.

15.3 If any of Client’s shareholders, directors or officers have any interest, directly or indirectly, in an Account Debtor, Client shall not include in any Offer any account that such Account Debtor is obligated to pay without notifying BFI in advance of such interest.

15.4 All notices and other communications which may be given to any party pursuant to this Agreement shall be given or made in writing and shall be served personally or by facsimile transmission or mailed by prepaid and registered mail (return receipt requested) addressed to such party at its usual business address or to such other address or in care of such other Persons as any party may from time to time advise the other by notice in writing. The date of receipt of any such notice or communication shall be deemed to be the date of delivery thereof if served personally or, if served by facsimile transmission, the date of transmission thereof or, if mailed as aforesaid, the date next following the first Business Day next following the date of posting. In the event of interruption of one or more of the forms of communication listed above for any reason, the parties shall use a form of communication which is not so interrupted with the intent that the form of communication used will give the addressee timely notice of the communication.

15.5 Any amounts owing by Client to BFI hereunder shall be payable to BFI without the necessity of demand.

15.6 BFI shall be at liberty to appropriate any payment made to, or monies received by, BFI from Client, including any monies in any reserve account, to any portion of the amounts due or to become due under this Agreement or in respect of any Assigned Account, and from time to time to revoke or alter any such appropriation, all as BFI may from time to time in its sole discretion determine.

15.7 Each party hereto shall from time to time execute, draw, endorse and deliver all such instruments and documents and do all such acts and things as the other party hereto may reasonably deem necessary or desirable for the purposes of carrying into effect any or all of the provisions of this Agreement or any documents delivered hereunder or of securing the fulfilment of all the obligations of one party to the other party hereunder.

15.8 No failure or delay on the part of either party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and then such waiver or consent shall be effective only in the specific instance and for the given purpose. No notice to any party in any case shall entitle the other party to any other or further notice in similar or other circumstances.

15.9 Any provisions of this Agreement or any documents delivered hereunder prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof.

15.10 This Agreement and the schedules and addenda attached hereto shall constitute the entire agreement between the parties hereto with respect to the matters described herein and shall supersede all prior agreements, arrangements, undertakings, understandings, collateral agreements and representations, whether oral or written, relative to such matters. This Agreement shall not be amended except by an amending agreement in writing signed by the parties hereto.

15.11 The undersigned hereby confirm their express wish that this Agreement and any documents related hereto be drawn up in English only and declare themselves to be satisfied therewith, without prejudice to any documents which may, from time to time, be drawn up in French only or in both French and English. Les soussignés confirment leur volonté expresse de voir la présente convention et tous les documents s’y rattachant rédigés en anglais seulement et s’en déclarent satisfaits, le tout, cependant, sous réserve de tout document qui pourrait à l’occasion être rédigé en français seulement ou à la fois en français ou en anglais.

15.12 Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders. Where used herein, the word “or” is disjunctive but not necessarily exclusive. If Client is not a corporation, Client agrees that all necessary amendments shall be made to embody the true judicial nature of Client and, accordingly, this Agreement is amended mutatis mutandis to reflect such fact.

15.13 All section headings in this Agreement are for convenience only and do not form part of this Agreement.

15.14 This Agreement shall enure to and be binding upon the parties hereto, their successors, permitted assigns, trustees and legal representatives.

15.15 BFI may assign its interest in this Agreement to any Person without the prior written consent of Client. Client may not assign its interest in this Agreement to any Person without the prior written consent of BFI.

15.16 Except as is prohibited by law, BFI shall be entitled to charge Client for all costs and expenses incurred by BFI in connection with this Agreement, including, without limitation, the costs of obtaining credit reports on Client or its Account Debtors, legal fees (on a solicitor-client basis) and costs incurred by BFI in the negotiation, preparation and execution of this Agreement and any documents related thereto and in the prosecution or enforcement of any of BFI rights, claims or causes of action which arise out of, relate to or pertain to this Agreement and the Obligations, including all legal fees, interest and other costs and expenses incurred in connection with any bankruptcy or insolvency proceeding involving Client. Such costs and expenses and legal fees incurred shall be paid on demand by Client.

15.17 Except where otherwise expressly provided, all amounts in this Agreement and/or in any Schedule attached or referred to herein are stated and shall be paid in Canadian currency. Client acknowledges and agrees that it shall be responsible for the costs (including, without limitation, bank service charges and exchange rates) of converting funds to or from Canadian currency and hereby consents to the exchange rate and service charges charged by BFI’s bank in respect of same.

15.18 Client acknowledges receipt of a true copy of this Agreement.

15.19 This Agreement becomes effective when it is executed in the places indicated below by authorized representatives of Client and BFI.

15.20 This Agreement shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes, including matters of construction, validity, performance and enforceability be governed by the laws of such Province, and the courts of such Province shall have exclusive jurisdiction over all matters arising in connection herewith. Client hereby consents to the exclusive jurisdiction of the courts located within the Province of Ontario and hereby unconditionally waives its right to a jury trial in any suit or proceeding arising under or relating to this Agreement.

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CLIENT ACKNOWLEDGES AND CONFIRMS THAT IT HAS REVIEWED THE CONTENTS OF THIS AGREEMENT AND SCHEDULES A AND B WHICH ARE DEEMED TO BE INCLUDED AS PART OF THIS AGREEMENT, THAT IT HAS HAD AN OPPORTUNITY TO SEEK THE ADVICE OF LEGAL AND OTHER COUNSEL PRIOR TO EXECUTING THIS AGREEMENT AND THAT IT HAS AVAILED ITSELF OF SUCH OPPORTUNITY AND OBTAINED WHATEVER ADVICE NECESSARY TO ENSURE THAT IT FULLY UNDERSTANDS AND APPRECIATES ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

METHES ENERGIES CANADA INC.

Per:	/s/ Han Swoong Ng
Name: Han Swoong Ng Title: President
I have the authority to bind the Corporation

BRIDGINGFACTOR INC.

Per:	/s/ Kevin Westfall
Name: Kevin Westfall Title: Director
I have the authority to bind the Corporation

SCHEDULE “A”

TO:            BRIDGINGFACTOR INC.

OFFER TO SELL APPROVED ACCOUNTS

We hereby offer to sell you the following Accounts under the terms and conditions of our Master Factoring Agreement dated the ● day of ●, 20● (the “Agreement”).

SCHEDULE OF ACCOUNTS
Debtor Ref. No.	Debtor Name	Invoice Number	Invoice Date	Gross Face Value	Purchase Order No.	Description

We certify that the Account Debtors named above are indebted to the undersigned in the amounts set opposite their respective names, for goods sold or leased and delivered or for services rendered.

We hereby represent and warrant to BridgingFactor Inc. that as at the date hereof:

(a)
the goods sold or leased and delivered and the services rendered that gave rise to the invoices listed above are in accordance with the specifications and requirements of the Account Debtors obligated to pay such invoices, in good appearance, repair and working order, and without defect or inherent vice in condition, design, merchantability, operation or fitness for the purpose of use of such Account Debtors and have been approved and accepted by such Account Debtors;

(b)	the representations and warranties given by us and contained in the Agreement are true and correct in all respects as though made on and as of the date hereof;

(c)	we have satisfied or complied with all requirements set forth in the Agreement to be satisfied or complied with on or prior to the date hereof;

(d)	no default under the Agreement has occurred and is continuing on the date hereof;

(e)	each of the Accounts listed above except as otherwise noted is an Approved Account;

(f)	none of our shareholders, directors or officers have any interest, directly or indirectly in any of the Account Debtors named above, except as disclosed to BFI prior to the date of this Offer,

(g)	attached to this Offer is all relevant documentation inspect fo the Accounts; and

(h)	we have obtained, and there are in full force and effect, such insurance policies as are required to be obtained under Section 6.1(f) of the Agreement.

Date:	Per:
Name:
Title:

ACCEPTED THIS ____ DAY OF ________________, 20___.

BRIDGINGFACTOR INC.

Per:___________________________________________
Name:
Title:

Attachments (tick applicable):

☐	An ACKNOWLEDGEMENT from the Customer(s) obligated to paying such Account in the form attached as Schedule “A” to this Offer.
☐	Evidence of insurance in accordance with Section 6.1(f) of the Agreement.
☐
A copy of the purchase order under which such Account arose (the “Purchase Order”) as delivered by the Customer(s) obligated to pay such Account and/or other contract or instrument under which such Account arose, as applicable.

☐	A copy of the invoice relating to such Account and Purchase Order and/or other contract or instrument (an “Invoice”).
☐
Client’s copies of financing statements or other registrations effected in connection with goods sold to a Customer under a conditional sale contract or leased to a Customer or in respect of any other arrangement which gives rise to such Account where Client continues to have a security interest in goods provided by Client to the Customer.

☐	Any documents of title, instruments of payment, security, guarantees or other relevant documentation as may exist relating to or evidencing such Account.
☐	A copy of any outstanding credit memorandum issued in relation to such Account.
☐	The bill of lading for any shipment which gives rise to such Account.
☐	Particulars of any credit arrangement granted to the Customer responsible for paying such Account, together with copies of credit agency, bank and trade reports.

SCHEDULE “A” TO OFFER

NOTICE OF ASSIGNMENT OF ACCOUNTS RECEIVABLE

RE:

Attention: Accounts Payable Manager / SupervisorWe are pleased to inform you that we have entered in to a financial relationship with BridgingFactor Inc. (“Bridging”). The availability to Bridging’s vast resources will enable us not only to accelerate the growth and development of our business, but also allows us to maintain the high standard of service to which you have become accustomed.

As part of our program, we have assigned our right, title and interest in all present and future accounts due from you, to Bridging. Accordingly, all payments due to <CLIENT LEGAL NAME> , now or in the future, are to be made payable and remitted directly to:

BridgingFactor Inc.
949 Wilson Avenue
Toronto, Ontario

This notice of assignment and payment instructions remain in full force and effect until Bridging advises you to the contrary in writing. Please note that Bridging’s receipt of payment is the only valid discharge of the debt and that Bridging’s interests have been duly registered with the appropriate Provincial statutes.

Although this notification is effective upon receipt by you, in order to better assist in correctly applying your payments, we respectfully request you complete and return a copy of this notice to Bridging by fax to (416) 644-3003, by mail at the address above, or by email at accounts@bridgingfactor.ca. If not correctly noted above, please provide your correct address, phone and fax number below.Should you be, or become aware of any disputes, contras, or any other reason for non-payment, please contact Bridging immediately at (855) 614-6444. We thank you in advance for your cooperation in the administration of our program, and we look forward to better serving your needs.

Very truly yours,

Methes Energies Canada Inc.	BridgingFactor Inc.

___________________________________	___________________________________
Han Swoong Ng – President	Kevin Westfall – Director

Please complete and return by fax to (416) 644-3003, by mail at the address above, or email at accounts@bridgingfactor.ca
Received by:	Address:
Position:
Phone:	City:
Fax:	Province/ State :
e-mail	Postal Code /Zip:

SCHEDULE “B”

Purchase Limit:	$750,000 (Section 4.5)

Purchase Discount:	0.25% of the Gross Face Value of the Assigned Account plus an additional 0.033% per day will charged on the last day of each month for any Assigned Account outstanding 7 days from the date such account became an Assigned Account until payment has been received by BFI. In addition, we will charge, on the last day of each month, a fee equal to the Bank of Montreal prime rate plus three percent (3%) per annum on prepayments for Assigned Accounts. Any payment received after 1:00PM shall be deemed to be received by BFI the next Business Day. (Section 4.1)

Reserve Holdback:	15% (Section 4.7)

Term:	12 months (Section 14.1)

Minimum Term:	0 months (Section 14.1)

Minimum Discounts	$0 (Section 14.4)

Bank Account (for wire deposits):	See Attached (Section 3.3)

Interest payable under section 9.4	28%

Location of Goods or Services:	4170 Sladeview Crescent, Unit 5, Mississauga, Ontario, L5L 0A1 (Section 5.1(i)(xii)

(IF ANY OF THE ITEMS LISTED ABOVE DO NOT APPLY, PLEASE INDICATE BY WRITING “N/A” IN THE SPACE PROVIDED.)

PLEASE READ CAREFULLY: THIS PAGE CONTAINS IMPORTANT TERMS AND CONDITIONS INITIALS: ______________